UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 21, 2017 (February 20, 2017)
Date of Report (Date of earliest event reported)

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Commission file number : 001-36872

Mississippi	64-0693170
(State of incorporation)	(I.R.S. Employer Identification No.)

One Hancock Plaza
2510 14th Street
Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)
(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.
On February 20, 2017, Hancock Holding Company announced that its banking subsidiary, Whitney Bank ("Whitney"), has received regulatory approval to acquire approximately $1.3 billion in loans, 9 branch locations with approximately $500 million in transaction and savings deposits, and to assume approximately $600 million in FHLB borrowings from First NBC Bank Holding Company's banking subsidiary First NBC Bank ("First NBC").  The transaction was announced on December 30, 2016.  On January 4, 2017 Whitney acquired approximately $160 million of the identified loans, and on January 27, 2017 Whitney acquired a second tranche of approximately $100 million of the identified loans as detailed in the purchase agreement. The transaction is expected to close March 10, 2017 subject to customary closing conditions.
A copy of the press release announcing the regulatory approval is furnished hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01. Exhibits.
(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated February 20, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

February 21, 2017	By:	/s/ Michael M. Achary
Michael M. Achary
SEVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated February 20, 2017